Exhibit 99.1

Zevia Announces Second Quarter 2023 Results

Q2 Gross Margin of 46.6%, up 4.2 percentage points year-over-year

LOS ANGELES – August 8, 2023 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Net sales decreased 7.2% year over year to $42.2 million
•
Unit volume decreased 16.8% year over year to 3.3 million equivalized cases
•
Gross profit margin of 46.6%, up 4.2 percentage points year over year, and the strongest gross margin percentage of any quarterly period to date as a public company
•
Net loss was $5.0 million, including $2.4 million of non-cash equity-based compensation expense
•
Adjusted EBITDA loss was $2.6 million(1)
•
Loss per share was $0.08 per diluted share to Zevia’s Class A Common stockholders

“Demand and brand health remain strong even in the midst of short-term service level disruption in the quarter, which we are taking swift actions to address and resolve by or before year-end” said Amy Taylor, President and Chief Executive Officer. “Our order book exceeded our expectations through the quarter and was reflective of double-digit growth in velocity, bolstered by the Zevia brand refresh, strong new flavors, and key initiatives to expand our retail presence. Well-executed pricing actions supporting our ‘premium-but-accessible’ positioning have been well received and continue to deliver margin improvement. We remain focused on delivering sustainable, profitable growth by capitalizing on the strong demand for the Zevia brand, improving profitability, stabilizing and optimizing our supply chain, and ultimately, advancing our mission of impacting global health for people and the planet.”

Second Quarter 2023 Results

Net sales decreased 7.2% to $42.2 million in the second quarter of 2023 compared to $45.5 million in the second quarter of 2022, as higher price realizations were more than offset by a decrease in volumes due to short-term supply chain logistics challenges hindering fulfillment.

Gross profit improved to $19.7 million for the second quarter of 2023, a 1.9% increase compared to $19.3 million in the second quarter of 2022, primarily driven by pricing increases taken in 2022 and 2023, partially offset by lower volumes and slightly higher manufacturing costs. Gross profit margin of 46.6% was up 4.2 percentage points compared to the second quarter of 2022 and up 20 basis points on a sequential basis compared to the first quarter of 2023. The year-over-year improvement in gross profit margin was primarily due to pricing increases, partially offset by slightly higher manufacturing costs as a result of inflationary pressures and labor rates.

Selling and marketing expenses were $16.1 million, or 38.1%, of net sales in the second quarter of 2023 compared to $15.9 million, or 34.9%, of net sales in the second quarter of 2022. The

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

increase was primarily due to increases in freight and warehousing rates associated with short-term supply chain logistics challenges, and additional investments in marketing in the period due to the planned brand refresh, partially offset by a reduction in volume.

General and administrative expenses were $6.2 million, or 14.7%, of net sales in the second quarter of 2023 compared to $9.8 million, or 21.6%, of net sales in the second quarter of 2022. The decrease was primarily due to a $2.4 million decrease in employee costs, and $1.3 million decrease in public company costs and reductions in discretionary spend due to expense optimization initiatives.

Equity-based compensation, a non-cash expense, was $2.4 million in the second quarter of 2023, compared to $8.0 million in the second quarter of 2022. The decrease of $5.7 million was primarily driven by $3.8 million of lower equity-based compensation expense due to the acceleration of vesting of restricted stock unit awards upon retirement of a senior management employee in the second quarter of 2022, and $1.0 million of expense relating to a senior management employee who retired in the third quarter of 2022 and therefore there was no related expense in the second quarter of 2023. The remaining $1.5 million decrease was largely related to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021, partially offset by equity-based compensation expense related to new equity awards granted.

Net loss for the second quarter of 2023 was $5.0 million, compared to net loss of $14.8 million in the second quarter of 2022.

Loss per share for the second quarter of 2023 was $0.08 per diluted share to Zevia’s Class A Common stockholders, compared to loss per share of $0.27 in the second quarter of 2022.

Adjusted EBITDA loss was $2.6 million in the second quarter of 2023, compared to an Adjusted EBITDA loss of $6.4 million in the second quarter of 2022. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of June 30, 2023, the Company had $47.0 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million compared to $47.4 million in cash and cash equivalents, no outstanding debt, and an unused credit line of $20 million as of December 31, 2022. As of June 30, 2023, the Company had working capital of $70.4 million.

2023 Guidance

The Company is maintaining its guidance for the full year of 2023 and continues to expect net sales to be in the range of $163 million to $168 million. For the third quarter of 2023, net sales are expected to be in the range of $38 million to $41 million.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2023 Guidance and anticipated growth, supply chain service levels and our efforts to resolve supply chain logistics challenges, strategic direction, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy and cost reduction initiatives, our ability to restore supply chain service levels on the anticipated timeline, product demand, change in consumer preferences, pricing factors, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, such as pandemics or epidemics, and adverse global macroeconomic conditions, including rising interest rates, instability in financial institutions and a recessionary environment, and geopolitical events or conflicts, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 32,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Thompson

Edelman Smithfield

713-299-4115

Annie.Thompson@edelmansmithfield.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022		2023	2022
Net sales	$42,241	$45,542		$85,541	$83,576
Cost of goods sold	22,549	26,221	(1)	45,744	48,376	(1)
Gross profit	19,692	19,321	(1)	39,797	35,200	(1)
Operating expenses:
Selling and marketing	16,100	15,875	(1)	28,012	29,928	(1)
General and administrative	6,207	9,818		14,852	19,947
Equity-based compensation	2,358	8,043		4,738	16,944
Depreciation and amortization	404	328		823	679
Total operating expenses	25,069	34,064		48,425	67,498
Loss from operations	(5,377)	(14,743)		(8,628)	(32,298)
Other income (expense), net	403	(44)		743	38
Loss before income taxes	(4,974)	(14,787)		(7,885)	(32,260)
Provision for income taxes	35	9		36	21
Net loss and comprehensive loss	(5,009)	(14,796)		(7,921)	(32,281)
Loss attributable to noncontrolling interest	1,078	3,706		1,899	10,293
Net loss attributable to Zevia PBC	$(3,931)	$(11,090)		$(6,022)	$(21,988)

Net loss per share attributable to common stockholders
Basic	$(0.08)	$(0.27)		$(0.11)	$(0.56)
Diluted	$(0.08)	$(0.27)		$(0.11)	$(0.56)

Weighted average common shares outstanding
Basic	50,094,096	42,051,987		49,735,478	40,232,598
Diluted	50,094,096	42,051,987		49,735,478	40,232,598

(1) Included in the accompanying results for the three and six months ended June 30, 2022, are $1.9 million and $3.2 million of expenses, respectively, previously recorded as cost of goods sold that the Company has reclassified to selling and marketing expenses to conform to the current presentation.

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$47,030	$47,399
Accounts receivable, net	16,937	11,077
Inventories	37,596	27,576
Assets held-for-sale	2,224	—
Prepaid expenses and other current assets	1,903	2,607
Total current assets	105,690	88,659
Property and equipment, net	2,874	4,641
Right-of-use assets under operating leases, net	2,245	708
Intangible assets, net	4,082	4,385
Other non-current assets	651	539
Total assets	$115,542	$98,932
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	27,711	$8,023
Accrued expenses and other current liabilities	6,961	8,408
Current portion of operating lease liabilities	578	715
Total current liabilities	35,250	17,146
Operating lease liabilities, net of current portion	1,666	—
Total liabilities	36,916	17,146

Stockholders’ equity
Class A common stock	50	48
Class B common stock	21	22
Additional paid-in capital	193,752	189,724
Accumulated deficit	(85,865)	(79,843)
Total Zevia PBC stockholders’ equity	107,958	109,951
Noncontrolling interests	(29,332)	(28,165)
Total equity	78,626	81,786
Total liabilities and equity	$115,542	$98,932

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net loss	$(7,921)	$(32,281)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	281	312
Depreciation and amortization	823	679
Loss on sale of equipment	3	3
Amortization of debt issuance cost	38	25
Equity-based compensation	4,738	16,944
Changes in operating assets and liabilities:
Accounts receivable, net	(5,860)	(8,068)
Inventories	(10,020)	(2,423)
Prepaid expenses and other assets	554	1,371
Accounts payable	20,171	2,976
Accrued expenses and other current liabilities	(1,447)	1,242
Operating lease liabilities	(289)	(334)
Net cash provided by (used in) operating activities	1,071	(19,554)
Investing activities:
Proceeds from maturities of short-term investments	—	30,000
Purchases of property, equipment and software	(1,532)	(1,557)
Proceeds from sales of property, equipment and software	69	—
Net cash (used in) provided by investing activities	(1,463)	28,443
Financing activities:
Payment of debt issuance costs	—	(328)
Minimum tax withholding paid on behalf of employees for net share settlement	—	(2,130)
Proceeds from exercise of stock options	23	107
Net cash provided by (used in) financing activities	23	(2,351)
Net change from operating, investing, and financing activities	(369)	6,538
Cash and cash equivalents at beginning of period	47,399	43,110
Cash and cash equivalents at end of period	$47,030	$49,648

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, and (4) equity-based compensation. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss and comprehensive loss	$(5,009)	$(14,796)	$(7,921)	$(32,281)
Other (income) expense, net*	(403)	44	(743)	(38)
Provision for income taxes	35	9	36	21
Depreciation and amortization	404	328	823	679
Equity-based compensation	2,358	8,043	4,738	16,944
Adjusted EBITDA	$(2,615)	$(6,372)	$(3,067)	$(14,675)

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.